Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Third Quarter Fiscal 2016 Results

Newton, MA (August 9, 2016). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the quarter ended June 30, 2016.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2016 results:

“RMR experienced management services revenue growth of 7.3%, on a sequential quarter basis, which contributed to both an increase in net income and Adjusted EBITDA, as well as strengthening our operating margins. We are also excited to announce our acquisition of the business of Tremont Realty Capital, a firm that specializes in commercial real estate finance.  We believe that the commercial real estate finance business is a logical extension of our existing operations and may provide RMR with a platform for additional growth. During the quarter, we continued to generate operating cash flows, maintain a solid balance sheet and have no indebtedness, all of which we believe positions RMR well for future growth opportunities.”

Third Quarter Fiscal 2016 Highlights:

•                  As of June 30, 2016, The RMR Group Inc. had approximately $23.4 billion of assets under management.

•                  The RMR Group Inc. earned real estate business and property management services revenues for the three months ended June 30, 2016 from the following sources (dollars in thousands):

Managed REITs	$34,863	83.3%
Managed Operators	6,716	16.0%
Other	288	0.7%
Total Management Services Revenues	$41,867	100.0%

•                  For the three months ended June 30, 2016, net income was $17.4 million and net income attributable to The RMR Group Inc. was $6.7 million, or $0.42 per share. Net income includes $1.2 million in separation costs and net income attributable to The RMR Group Inc. includes $0.6 million of employment termination costs.

•                  For the three months ended June 30, 2016, Adjusted EBITDA was $26.1 million and Adjusted EBITDA Margin was 58.3%. Adjusted EBITDA margin equals Adjusted EBITDA divided by the contractual management and advisory fees earned from The RMR Group LLC’s client companies. These contractual management and advisory fees are calculated pursuant to The RMR Group LLC’s contracts with its client companies and do not deduct non-cash asset amortization recognized in accordance with U.S. generally accepted accounting principles, or GAAP, as a reduction to management services revenues and do not include any incentive business management fees which may be earned based upon certain calendar year end calculations.

•                  As of June 30, 2016, The RMR Group Inc. had cash and cash equivalents of $81.1 million and no indebtedness.

Summary Results for the Quarter and Nine Months Ended June 30, 2016:

Total revenues for the quarter ended June 30, 2016 were $52.2 million. Net income attributable to The RMR Group Inc. for the quarter ended June 30, 2016 was $6.7 million, or $0.42 per share. Net income for the three months ended June 30, 2016 includes $1.2 million in separation costs and net income attributable to The RMR Group Inc. includes $0.6 million of separation costs, or $0.02 per share, related to employment termination costs. Adjusted EBITDA for the quarter ended June 30, 2016 was $26.1 million.

Total revenues for the nine months ended June 30, 2016 were $210.7 million. Net income attributable to The RMR Group Inc. for the nine months ended June 30, 2016 was $29.9 million, or $1.87 per share. Net income for the nine months ended June 30, 2016 includes $1.4 million in separation costs and net income attributable to The RMR Group Inc. includes $0.7 million in separation costs, or $0.03 per share, related to employment termination costs. Adjusted EBITDA for the nine months ended June 30, 2016 was $72.6 million (which excludes, among other items, the $62.3 million of incentive business management fees earned during the first fiscal quarter ended December 31, 2015).

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as a calculation of Adjusted EBITDA Margin appear later in this press release.

Comparisons of The RMR Group Inc.’s revenues, contractual management and advisory fees (excluding any incentive business management fees), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and net income for the three and nine months ended June 30, 2016 to the three and nine months ended June 30, 2015 are presented later in this press release. However, when considering the financial data for the three and nine months ended June 30, 2016 in comparison to the financial data for the three and nine months ended June 30, 2015, investors should note that the businesses which now comprise the Company were privately owned by ABP Trust or its owners until June 5, 2015 and that The RMR Group Inc. did not become a publicly listed company until December 14, 2015. Prior to the reorganization which created the Company on June 5, 2015 and the public listing on December 14, 2015, the Company’s assets, structure and operations differed in several respects and such differences impact period to period comparisons. For further information regarding the reorganization and related changes, see The RMR Group Inc.’s filings with the Securities Exchange Commission, or SEC, including the Annual Report on Form 10-K filed on December 18, 2015, the Proxy Statement filed on January 22, 2016, and the Registration Statement (including the Prospectus) for the public distribution of the Company’s shares dated November 16, 2015, which are available at the SEC’s website, www.sec.gov.

Recent Acquisition Activity:

On August 5, 2016, The RMR Group LLC acquired assets of Tremont Realty Capital LLC, or Tremont, for an upfront purchase price of $2.2 million, excluding transaction costs.  Tremont also has the right to receive an “earn out” over the next two years based on a portion of payments that RMR receives from Tremont’s historical business.  Tremont principally raises debt and equity capital for owners of commercial real estate and serves as a manager of funds invested in commercial real estate.  Tremont is headquartered in Boston, MA and has been in business since 2000.

Conference Call:

At 1:00 p.m. Eastern Time today, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter 2016 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, August 16, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10088730.

The RMR Group Inc. is a holding company and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC.  The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies.  As of June 30, 2016, The RMR Group LLC had approximately $23.4 billion of real estate assets under management including more than 1,300 properties and employed over 400 real estate professionals in 25 offices throughout the United States; the companies managed by The RMR Group LLC collectively had over 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND RMR’S CONTROL. FOR EXAMPLE:

•                  MR. PORTNOY’S STATEMENT THAT RMR EXPERIENCED MANAGEMENT SERVICES REVENUE GROWTH, INCREASES IN NET INCOME AND ADJUSTED EBITDA AND STRENGTHENING OPERATING MARGINS MAY IMPLY THAT RMR’S MANAGEMENT SERVICES REVENUE, NET INCOME, ADJUSTED EBITDA AND OPERATING MARGINS MAY CONTINUE TO IMPROVE AND THAT RMR MAY CONTINUE TO GENERATE OPERATING CASH FLOWS. HOWEVER, THERE CAN BE NO ASSURANCE THAT RMR WILL REALIZE GROWTH IN MANAGEMENT SERVICES REVENUE, NET INCOME OR ADJUSTED EBITDA, THAT RMR’S OPERATING MARGINS WILL CONTINUE TO STRENGTHEN OR THAT RMR WILL CONTINUE TO GENERATE OPERATING CASH FLOWS.  IN FACT, RMR’S MANAGEMENT SERVICES REVENUE, NET INCOME, ADJUSTED EBITDA AND OPERATING MARGINS MAY DECLINE AND RMR MAY FAIL TO GENERATE OPERATING CASH FLOWS.

•                  MR. PORTNOY FURTHER STATES THAT THE ACQUISITION OF TREMONT’S ASSETS MAY PROVIDE A PLATFORM FOR ADDITIONAL GROWTH BY EXPANDING RMR’S BUSINESS INTO COMMERCIAL REAL ESTATE FINANCE.  INTEGRATION, AND EXPANSION INTO, NEW BUSINESSES CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED, MAY NOT PRODUCE THE BENEFITS RMR EXPECTS AND MAY EXPOSE RMR TO INCREASED LIABILITIES.

•                  MR. PORTNOY ALSO STATES THAT RMR IS WELL POSITIONED FOR FUTURE GROWTH.  THIS STATEMENT MAY IMPLY THAT RMR WILL REALIZE FUTURE GROWTH. IN FACT, THERE CAN BE NO ASSURANCE RMR WILL REALIZE FUTURE GROWTH AND ITS BUSINESS COULD DECLINE.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

EXCEPT AS REQUIRED BY LAW, THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

The RMR Group Inc.

Condensed Consolidated Statements of Income

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenues
Management services	$41,867	$41,156	$182,940	$122,489
Reimbursable payroll and related costs	9,744	6,427	25,993	20,535
Advisory services	600	596	1,741	1,801
Total revenues	52,211	48,179	210,674	144,825
Expenses
Compensation and benefits	22,719	20,596	65,584	64,155
Separation expense	1,195	—	1,358	116
General and administrative	6,110	8,970	19,110	18,657
Depreciation expense	349	512	1,333	1,662
Total expenses	30,373	30,078	87,385	84,590
Operating income	21,838	18,101	123,289	60,235
Interest and other income	68	535	144	1,698
Unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	—	(1,727)	—	(290)
Income before income tax expense and equity in earnings of investee	21,906	16,909	123,433	61,643
Income tax expense	(4,504)	(651)	(19,904)	(654)
Equity in earnings of investee	—	15	—	115
Net income	17,402	16,273	103,529	61,104
Net income attributable to noncontrolling interest	(10,704)	(15,303)	(73,663)	(60,134)
Net income attributable to The RMR Group Inc.	$6,698	$970	$29,866	$970

Weighted average common shares outstanding - basic and diluted	16,008	16,000	16,003	16,000

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.42	$0.06	$1.87	$0.06

The RMR Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin(1)

(dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of EBITDA and Adjusted EBITDA:
Net Income	$17,402	$16,273	$103,529	$61,104
Plus: income tax expense	4,504	651	19,904	654
Plus: depreciation expense	349	512	1,333	1,662
EBITDA	22,255	17,436	124,766	63,420
Plus: other asset amortization	2,354	645	7,062	645
Plus: separation expense	1,195	—	1,358	116
Plus: transaction and acquisition related costs	327	3,500	1,640	3,500
Less: incentive business management fees earned	—	—	(62,263)	—
Less: unrealized losses attributable to changes in fair value of stock accounted for under the fair value option	—	1,727	—	290
Adjusted EBITDA	$26,131	$23,308	$72,563	$67,971

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees)(2)	$44,821	$42,397	$129,480	$124,935
Adjusted EBITDA	$26,131	$23,308	$72,563	$67,971
Adjusted EBITDA Margin	58.3%	55.0%	56.0%	54.4%

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as income tax and depreciation expenses, incentive business management fees, other asset amortization, transaction and acquisition related costs, certain separation expenses and unrealized gains or losses attributable to changes in fair value of stock accounted for under the fair value option, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with RMR’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income attributable to The RMR Group Inc., operating income or cash flow from operating activities determined in accordance with GAAP as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. These measures should be considered in conjunction with net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)         These contractual management fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. earns monthly pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to these contracts and do not deduct other asset amortization of $2,354 and $7,062 for the three and nine months ended June 30, 2016, respectively, and the $645 of amortization for the three and nine months ended June 30, 2015, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fee of $62,263 that The RMR Group Inc. earned under such contracts for the nine months ended June 30, 2016.

The RMR Group Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

(Unaudited)

	June 30,	September 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$81,137	$34,497
Due from related parties	22,516	17,986
Prepaid and other current assets	4,920	2,863
Total current assets	108,573	55,346

Furniture and equipment	4,900	5,307
Leasehold improvements	1,077	852
Capitalized software costs	4,250	4,292
Total property and equipment	10,227	10,451
Accumulated depreciation	(6,192)	(5,772)
	4,035	4,679
Due from related parties, net of current portion	4,846	6,446
Deferred tax asset	45,383	46,614
Other assets, net of amortization	183,745	190,807
Total assets	$346,582	$303,892

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$35,147	$18,439
Total current liabilities	35,147	18,439
Long term portion of deferred rent payable, net of current portion	707	450
Amounts due pursuant to tax receivable agreement, net of current portion	64,905	64,905
Employer compensation liability, net of current portion	4,846	6,446
Total liabilities	105,605	90,240

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 and 31,000,000 shares authorized; 15,007,500 and 15,000,000 shares issued and outstanding at June 30, 2016 and September 30, 2015, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	93,600	93,425
Retained earnings	37,169	7,303
Cumulative other comprehensive income	80	73
Cumulative common distributions	(13,207)	—
Total shareholders’ equity	117,673	100,832
Noncontrolling interest	123,304	112,820
Total equity	240,977	213,652
Total liabilities and equity	$346,582	$303,892